EXHIBIT 21.1

MATRIX SERVICE COMPANY

Subsidiaries

Matrix Service, Inc., an Oklahoma corporation

Matrix Service Mid-Continent, Inc., an Oklahoma corporation

San Luis Tank Piping Construction Co., Inc., a Delaware corporation

Matrix Coatings, Inc., a California corporation

Matrix Service, Inc. Canada, an Ontario, Canada corporation

Midwest Industrial Contractors, Inc., a Delaware corporation

Brown Steel Contractors, Inc., a Georgia corporation

Georgia Steel Acquisition Corp., an Oklahoma corporation

Brown Steel Services, Inc., a Georgia corporation

Brown Tanks, Inc., a Georgia corporation

Aqua Tanks, Inc., a Georgia corporation

San Luis Tank S.A. de C.V., a Mexican corporation

Matrix Service, Inc., Panama, a Panama Corporation

Hake Acquisition Corp., a Delaware Corporation

Hake Group, Inc., a Delaware corporation

Bogan, Inc. (including Fiberspec, a division), a Pennsylvania corporation

Frank W. Hake, Inc., a Pennsylvania corporation

Hover Systems, Inc., a Pennsylvania corporation

I & S, Inc., a Pennsylvania corporation

McBish Management, Inc., a Pennsylvania corporation

Mechanical Construction, Inc., a Delaware corporation

Mid-Atlantic Constructors, Inc., a Pennsylvania corporation

Talbot Realty, Inc., a Pennsylvania corporation

Bish Investments, Inc., a Delaware corporation

Ragnar Hake, L.L.C., a Pennsylvania limited liability company

I & S Joint Venture, L.L.C., a Pennsylvania limited liability company